EXHIBIT INDEX

Exhibit Number                      Description

 4.3 Form of Common Stock and Warrant Purchase Agreement between EP MedSystems, Inc. and the Purchasers, dated as of August 1, 1999 (including Exhibit A: Form of Registration Rights Agreement and Exhibit B: Form of Warrant) (filed as Exhibit 4.3 to EP MedSystems, Inc.'s Current Report on Form 8-K dated as of August 31, 1999 and incorporated herein by reference).

 4.4 Amendment Agreement dated as of September 16, 1999 by and among Elliot Young and Associates, Inc., Tracey E. Young and EP MedSystems, Inc. (previously filed)

 4.5 Stock Option Agreement dated August 31, 1995 between EP MedSystems, Inc. and Tracey E. Young, as amended (filed as Exhibit 10.28 to EP MedSystems, Inc.'s Registration Statement on Form SB-2 and Pre-Effective Amendments Nos. 1 and 2 thereto and incorporated herein by reference).

 4.6 Registration Rights Agreement dated as of May 24, 1996 between EP MedSystems, Inc. and Tracey E. Young (filed as Exhibit 10.29 to EP MedSystems, Inc.'s Registration Statement on Form SB-2 and Pre-Effective Amendments Nos. 1 and 2 thereto and incorporated herein by reference).

 5.1      Opinion  of   Sills  Cummis  Radin  Tischman  Epstein  & Gross,  P.A.,
          regarding the legality of the Shares.(previously filed)

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Arthur Andersen LLP.

23.3 Consent of Sills Cummis Radin Tischman Epstein & Gross, P.A.(contained in Exhibit 5.1).